Registration Statement No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-3

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                          PROVIDENCE ENERGY CORPORATION
               (Exact name of issuer as specified in its charter)

         Rhode Island                                  05-0389170
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

              100 Weybosset Street, Providence, Rhode Island 02903
                                 (401) 272-5040
             (Address of, including zip code, and telephone number,
              including area code, of principal executive offices)

                              Susann G. Mark, Esq.
                              100 Weybosset Street
                         Providence, Rhode Island 02903
                                 (401) 272-5040
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                            Margaret D. Farrell, Esq.
                          Hinckley, Allen & Snyder LLP
                                1500 Fleet Center
                              Providence, RI 02903
                                 (401) 274-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest investment plans, check the following box. [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ] _____________________


                         CALCULATION OF REGISTRATION FEE

- -------------------------------------------------------------------------------
Title of Each                    Proposed         Proposed Maximum  Amount of
Class of          Amount to be   Maximum          Aggregate         Registration
Securities to Be  Registered(2)  Offering Price   Offering          Fee
Registered (1)                   Per Share (3)    Price (3)
- -------------------------------------------------------------------------------

Common Stock,
par value $1.00
per share....     500,000        $29.25           $14,625,000.00    $4,065.75
- -------------------------------------------------------------------------------


        (1) The contents of Registration Statement on Form S-3 (No. 33-70086) relating to 500,000 shares of common stock issuable under the Providence Energy Corporation Automatic Dividend Reinvestment and Cash Stock Purchase Plan (the "Plan") are incorporated by reference.

        (2) Base upon 500,000 additional shares reserved for issuance under the Plan.

        (3) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) on the basis of the reported closing price of the common stock of Providence Energy Corporation on the New York Stock Exchange on July 30, 1999.

                                   PROSPECTUS

                          PROVIDENCE ENERGY CORPORATION
                              100 Weybosset Street
                         Providence, Rhode Island 02903
                             Telephone: 401-272-9191
                             ----------------------

                       AUTOMATIC DIVIDEND REINVESTMENT AND
                            CASH STOCK PURCHASE PLAN
                             ----------------------

                                 500,000 SHARES
                                  COMMON STOCK
                                  $1 Par Value
                             ----------------------

        The Automatic Dividend Reinvestment and Cash Stock Purchase Plan of Providence Energy provides holders of shares of its common stock with a simple and convenient method of purchasing additional shares of common stock without payment of any brokerage commission or service charge. Any holder of record of shares of common stock may join the plan.

        Participants in the plan may:

                -invest in common stock by having cash dividends on all or part of their shares of common stock automatically reinvested, or

                -invest in common stock by making optional cash deposits of not less than $25 per deposit up to a maximum of $5,000 per quarter, or

                -invest in common stock by reinvesting their cash dividends and by making optional cash deposits.

        If shares purchased by the plan are newly issued or treasury shares of Providence Energy, the purchase price will be the average of the closing prices of Providence Energy's common stock as reported on the New York Stock Exchange for the three business days immediately before the dividend payment date or other purchase investment date. If the shares are purchased in the open market or in a negotiated transaction, the price to participants will be the weighted average purchase price, excluding commissions and other fees.

        This prospectus relates to shares of common stock of Providence Energy registered for purchase under the plan. You should keep this prospectus for future reference.

The common stock offered under the plan will be listed on the New York Stock Exchange. Shares of Providence Energy common stock are listed on the New York Stock Exchange and trade under the symbol "PVY".

- -------------------------------------------------------------------------------
Neither the SEC nor any state securities regulators have approved the Providence Energy common stock to be issued or determined if this prospectus is adequate or accurate.
- -------------------------------------------------------------------------------

                 The date of this prospectus is August __, 1999.

                                TABLE OF CONTENTS


Where You Can Find More Information............................................
Incorporation of Certain Information by Reference..............................
General Information............................................................
Description of the Automatic Dividend Reinvestment and Cash Stock Purchase Plan.
        Definition..............................................................
        Purpose.................................................................
        Advantages..............................................................
        Administration..........................................................
        Participation...........................................................
        Costs ..................................................................
        Optional Cash Deposits..................................................
        Purchases...............................................................
        Reports to Participants.................................................
        Dividends...............................................................
        Certificates............................................................
        Withdrawal..............................................................
        Other Information.......................................................
Use of Proceeds.................................................................
Legal Opinion...................................................................
Experts.........................................................................
Disclosure of Commission Position on Indemnification for Securities
Act Liability..................................................................

                       WHERE YOU CAN FIND MORE INFORMATION

        Providence Energy is subject to the informational requirements of the Securities Exchange Act of 1934 and files reports and other information with the Securities and Exchange Commission. Proxy statements, reports and other information can be inspected and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 as well as the following Regional
Offices: 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Such material can also be inspected at the New York Stock Exchange. Copies can be obtained by mail at prescribed rates. Requests should be directed to the SEC's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

        The SEC also maintains a worldwide web site that contains reports, proxy statements and other information about Providence Energy. The address of that site is http://www.sec.gov.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means:

         - incorporated documents are considered part of the prospectus;

         - we can disclose important information to you by referring you to those documents; and

         - information that we file with the SEC will automatically update and supersede certain information in this prospectus.

        We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934, as amended ("Exchange Act"):

         - Our Annual Report on Form 10-K for the year ended September 30, 1998;

         - Our Quarterly Reports on Form 10-Q and Form 10-Q/A for the quarters ended December 31, 1998 and March 31, 1999;

         - Our definitive proxy statement dated December 16, 1998, filed in connection with the annual meeting of shareholders held January 14, 1999; and

         - The description of our common stock set forth on page 20 of Providence Energy's prospectus forming a portion of Registration Statement No. 33-24125 on Form S-2.

         We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus but before the end of the offering of common stock covered by this prospectus;

         - reports filed under Sections 13(a) and (c) of the Exchange Act;

         - definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent shareholders' meeting; and

         - any reports filed under Section 15(d) of the Exchange Act

          These documents will be deemed to be a part of this Prospectus from the date we file them with the SEC.

          Any person receiving a copy of this prospectus may obtain without charge, upon oral or written request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents. Requests should be addressed to Investor Relations, Providence Energy Corporation, P.O. Box 938, Providence, Rhode Island 02903. Telephone: (401) 272-9191.

          Shareholders already enrolled in the plan need take no action to continue their participation in Providence Energy's plan.

                               GENERAL INFORMATION

          No dealer, salesman or any other person has been authorized to give any information or to make any representation other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Providence Energy. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

               DESCRIPTION OF THE AUTOMATIC DIVIDEND REINVESTMENT
                          AND CASH STOCK PURCHASE PLAN

          The following is a question and answer statement of the Automatic Dividend Reinvestment and Cash Stock Purchase Plan of Providence Energy.

Definition

        1.      WHAT IS THE PLAN?

        The plan provides that holders of Providence Energy's common stock may reinvest their cash dividends in additional shares of common stock and/or make optional cash deposits monthly for the purchase of additional shares of common stock. The following questions and answers explain how a shareholder may have his cash dividends reinvested and how he may also purchase additional shares for cash.

Purpose

        2.      WHAT IS THE PURPOSE OF THE PLAN?

        The plan offers the holders of common stock of Providence Energy a convenient and automatic method of investing their cash dividends and/or optional cash deposits, if any, in additional shares of Providence Energy's common stock.

Advantages

        3.      WHAT ARE SOME OF THE ADVANTAGES OF THE PLAN?

        The plan provides shareholders with a convenient, systematic method of purchasing additional shares of Providence Energy's common stock. Participants in the plan may (a) have cash dividends on all or part of their shares automatically reinvested, or (b) invest by making optional cash deposits of not less than $25 and up to a maximum of $5,000 per quarter, or (c) reinvest their cash dividends and make additional cash deposits. See Questions 11-13. The plan provides for the purchase of fractional shares. Under the plan, the shareholder avoids the cumbersome safekeeping of certificates. The plan also offers simplified recordkeeping. Brokerage commissions, if any, bank charges, and other related costs are paid by Providence Energy.

Administration

        4.      WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

        The Bank of New York has been designated by Providence Energy to administer the plan as agent for participants, maintain records, send statements of account to participants, and perform other duties relating to the plan. Should it ever become necessary or desirable to replace The Bank of New York as agent, a successor agent would be appointed by Providence Energy.

Participation

        5.      WHO IS ELIGIBLE TO PARTICIPATE?

        All holders of record of shares of common stock are eligible to participate in the plan. To be eligible to participate, beneficial owners of shares of common stock of Providence Energy whose shares are registered in names other than their own, such as in the name of a broker or bank nominee should either instruct their nominees to become participants in the plan with respect to the shares held by such nominees or have their shares registered in their own names and participate in the plan directly.

        6.      HOW DOES AN ELIGIBLE SHAREHOLDER PARTICIPATE?

        To participate, a shareholder completes and signs an authorization card provided by The Bank of New York and sends it to The Bank of New York, Church Street Station, P.O. Box 11002, New York, New York 10288-1002. These cards will be provided at any time upon request by writing The Bank of New York at the above address or by telephoning The Bank of New York at (888) 269-8845.

        7.      WHEN MAY A SHAREHOLDER JOIN THE PLAN?

        Eligible shareholders may join the plan at any time. If the authorization card is received by The Bank of New York in sufficient time for processing prior to the record date, normally approximately 21 days before the payable date of a dividend, such dividend will, if the authorization card so provides, be invested in additional shares of common stock for the applicant's plan account. If the authorization card is not received in sufficient time for processing before the record date, that dividend will be paid in cash and the shareholder's initial dividend reinvestment will be delayed until the following dividend.

        8.      WHAT DOES THE AUTHORIZATION CARD PROVIDE?

        The authorization card provides for direction to Providence Energy to pay all of the participating shareholder's quarterly cash dividends on the number of shares registered in his own name which he enrolls in the plan, as well as those held for him in the plan, to The Bank of New York. A participant may authorize Providence Energy to pay to The Bank of New York the quarterly cash dividends on less than all the shares registered in his name. The authorization card also appoints The Bank of New York as agent for the shareholder and directs The Bank of New York to apply such dividends, and any optional cash deposits the shareholder may make as a participant, to the purchase of additional shares of Providence Energy's common stock in accordance with the terms and conditions of the plan. If the "Optional Cash Payments Only" box on the authorization card is checked, Providence Energy will continue to pay cash dividends to the participant on those shares registered in his name in the usual manner, but The Bank of New York will invest any optional cash deposits the participant chooses to make.

        Regardless of the form of participation elected, the authorization card directs The Bank of New York to reinvest for the participant the dividends paid on shares which have been credited to a participant's account under the plan.

Costs

        9. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES UNDER THE PLAN?

        No. All expenses relating to the administration of the plan are paid by Providence Energy.

        10.  WHAT IS THE SOURCE OF SHARES PURCHASED UNDER THE PLAN?

        Shares purchased under the plan will be either authorized but unissued shares of common stock of Providence Energy which will be issued for this purpose, shares held as treasury shares by Providence Energy or shares acquired in the open market or shares acquired in a negotiated transaction.

Optional Cash Deposits

        11.  HOW DO THE OPTIONAL CASH DEPOSITS OPERATE?

        Optional cash deposits received from a participant at least five business days prior to a cash investment date will be applied by The Bank of New York to the purchase of additional shares of common stock on the cash investment date, which is usually the 15th day of each month. Such purchases will be made at a price which will be the average of the closing prices of Providence Energy's common stock as reported on the New York Stock Exchange for the three days on which such shares are traded before the cash investment date. Cash dividends paid on all shares credited to the account of a participant under the plan, whether such shares were purchased with reinvested cash dividends or optional cash payments, will be automatically reinvested in additional shares on the dividend payment dates in accordance with the participant's election.

        12.  HOW ARE OPTIONAL CASH DEPOSITS MADE?

        An optional cash deposit may be made by a participant when enrolling by enclosing a check or money order, payable to The Bank of New York, with the authorization card returned to The Bank of New York. Thereafter, optional cash deposits may be made at any time. The same amount of money does not need to be deposited each month, and there is no obligation to make optional cash deposits in any month. Each optional cash deposit made by a participant must be at least $25. Such deposits may not in any one quarter exceed a total of $5,000 for any one participant. All cash deposits will be confirmed by The Bank of New York and will appear on the next account statement.

        13.  WHEN WILL OPTIONAL CASH DEPOSITS BE INVESTED?

        Optional cash deposits received at least five business days prior to any cash investment date will be invested monthly on such cash investment date, usually the 15th day of each month. Optional cash deposits received less than five business days prior to any cash investment date will be invested on the following cash investment date. An optional cash deposit made by check or draft will not be invested unless such check or draft has cleared prior to the cash investment date. Under no circumstances will interest be paid on optional cash deposits, and participants are therefore urged to transmit their optional cash deposits so as to be received by The Bank of New York not earlier than fifteen days prior to the cash investment date. Only shares purchased prior to the record date for dividends will receive such dividends.

Purchases

        14. HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR A PARTICIPANT?

        The number of shares to be purchased depends upon the amount of the participant's dividend, optional cash deposits, if any, and the price of the common stock. Each participant's account will be credited with that number of shares, including fractions computed to three decimal places, which is equal to the total amount to be invested divided by the purchase price.

        15.  WHAT WILL BE THE PRICE OF COMMON STOCK PURCHASED UNDER THE PLAN?

        If shares purchased by the plan are treasury or newly issued shares purchased from Providence Energy, the price of shares of common stock purchased under the plan will be the average of the closing prices of Providence Energy's common stock as reported on the New York Stock Exchange for the three days on which such shares were traded before the dividend payment date or the cash investment date. If the shares are purchased in the open market or in a negotiated transaction, the price to participants will be the weighted average purchase price, excluding commissions and other fees.

Reports to Participants

        16. HOW WILL THE PARTICIPATING SHAREHOLDER BE ADVISED OF HIS PURCHASE OF STOCK?

        Each participant in the plan will receive a statement of his account, shortly after each purchase, confirming the transaction and itemizing any previous investment activity for the calendar year. These statements will be a participant's continuing record of the cost of his purchases and should be retained for income tax purposes. The Bank of New York will issue a confirmation of each optional cash deposit investment. In addition, each participant will receive a prospectus and will receive copies of the same communications sent to every other holder of shares of common stock, including Providence Energy's interim reports, annual reports, notices of annual meetings and proxy statements, and any income tax information for reporting dividends paid.

Dividends

        17. WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON THE FRACTIONAL SHARES HELD IN THE PLAN?

        Yes. Dividends with respect to fractions, as well as full shares, will be credited to each participant's account and will be reinvested in additional shares in accordance with the participant's election.

Certificates

        18.  WILL CERTIFICATES BE ISSUED FOR SHARES OF COMMON STOCK PURCHASED?

        Normally, certificates for shares purchased under the plan will not be issued to participants. The number of shares credited to a participant's account under the plan will be shown on his statement of account.

        Certificates for any number of full shares credited to a participant's account under the plan will be issued upon the written request of such participant. The issuance of such certificates will not terminate the participant's continuation in the plan. Requests for certificates should be mailed to The Bank of New York, Church Street Station, P.O. Box 11002, New York, NY 10288-1002. Any remaining full shares and fractions of a share will continue to be credited to the participant's account.

        Shares credited to the account of a participant under the plan may not be pledged as collateral unless certificates for such shares are issued in the participant's name. A participant who wishes to pledge such shares must request certificates for the shares in the manner described above.

        Certificates for fractional shares will not be issued under any circumstances.

        19. WHAT HAPPENS TO THE FRACTIONAL SHARE WHEN THE PLAN IS TERMINATED, OR WHEN A PARTICIPANT WISHES TO TERMINATE HIS ACCOUNT UNDER THE PLAN?

        When a participant's account is terminated or Providence Energy terminates the plan, a cash adjustment representing the fractional share will be mailed directly to the participant. The cash payment to each such participant will be based on the opening market price as reported on the New York Stock Exchange on the next day on which shares of Providence Energy's common stock are traded, following the day the withdrawal request is received by The Bank of New York, less any related brokerage commission and transfer tax for such fractional share.

        20.  IN WHOSE NAME WILL CERTIFICATES FOR FULL SHARES BE ISSUED?

        Each account in the plan will be maintained in the same name in which the certificate of the participant was registered on Providence Energy's shareholder account at the time the participant entered the plan. Consequently, certificates for full shares will be similarly registered when issued, unless the participant, by written request, has directed The Bank of New York to register the account in a different name.

Withdrawal

        21.  HOW DOES A PARTICIPANT WITHDRAW FROM THE PLAN?

        In order to withdraw from the plan, a participant must notify The Bank of New York in writing that he wishes to withdraw. When a participant withdraws from the plan or upon termination of the plan by Providence Energy, certificates for full shares credited to his account under the plan will be issued without charge. A participant's interest in any fractional share held in the participant's account at termination will be paid in cash at the then current market value of common stock. See Question 19.

        Upon a participant's withdrawal from the plan, the participant may request that the full shares credited to the participant's account in the plan be sold. If the participant so requests, The Bank of New York will sell the full shares held under the plan at market, deduct a service charge of five percent of the sales price (net of commission) up to a maximum of $2.50 and deduct the brokerage commission, and deliver the net cash proceeds to the participant, together with a cash payment for any fractional share held in the participant's account at termination.

        22.  WHEN MAY A PARTICIPANT WITHDRAW FROM THE PLAN?

        A participant may withdraw from the plan at any time. If the request to withdraw is received in sufficient time for processing prior to the record date, the termination will be effective for that dividend payment date. Otherwise, the dividend paid on such date will be invested for the participant's account. All dividends with a record date after timely receipt of notice of termination will be sent directly to the participant.

        23.  WHEN MAY A SHAREHOLDER REJOIN THE PLAN?

        Generally, an eligible shareholder may again become a participant at any time by following the procedures described in this prospectus. However, Providence Energy reserves the right to reject any authorization card from a previous participant on grounds of excessive joining and termination. This is intended to minimize unnecessary administrative expense and to encourage use of the plan as a long-term shareholder investment service.

Other Information

        24. WHAT HAPPENS WHEN A PARTICIPATING SHAREHOLDER SELLS OR TRANSFERS ALL OF THE SHARES REGISTERED IN HIS NAME?

        If a participating shareholder sells or transfers all of the shares registered in the participant's name, but does not give notice of termination under the plan, The Bank of New York may continue to reinvest the dividends on the shares credited to his account under the plan until notified in writing by such participant that the participant wishes to withdraw from the plan.

        25. WHAT HAPPENS IF THE CORPORATION ISSUES A STOCK DIVIDEND OR DECLARES A STOCK SPLIT?

        All stock dividends or stock splits distributed by Providence Energy on shares held by The Bank of New York for the participant will be credited to the participant's account. Stock dividends or stock splits distributed on shares held by the shareholder himself will be mailed directly to the shareholder in the same manner as to shareholders who are not participating in the plan.

        26. IF THE CORPORATION HAS A COMMON STOCK RIGHTS OFFERING, HOW WILL THE RIGHTS ON THE PLAN'S SHARES BE HANDLED?

        There are no preemptive rights with respect to the common stock of Providence Energy. Currently, one common stock purchase right ("Right") is attached to each outstanding share of Providence Energy's common stock outstanding, including shares credited to the participant's account under the plan. Each Right entitles the holder to purchase one share of common stock at a price of $70 per share, subject to adjustment, and grants the holder certain other rights in the event someone attempts a hostile takeover of Providence Energy. These Rights expire on August 17, 2008 and may be redeemed on the vote of the Board of Directors at a redemption price of $.01 per Right. If Providence Energy makes available to its shareholders other rights to purchase additional shares or other securities, the participant will receive a subscription warrant for all such rights directly from The Bank of New York.

        27.   HOW WILL A PARTICIPANT'S SHARES BE VOTED AT MEETINGS OF
              SHAREHOLDERS?

        Proxies for all of a participant's shares, including those credited to the participant's account under the plan, will be sent to each participant prior to each shareholders' meeting. The participant may vote these shares in accordance with this proxy or may vote in person at the shareholders' meeting.

        28. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?

        Shareholders who participate in the plan will have the same federal income tax obligations with respect to dividends paid on their common stock as other holders of common stock. A participant will be treated for federal income tax purposes as having received, on the dividend payment date, a dividend equal to the full amount of the cash dividend paid on such date with respect to his shares, even though that amount is not actually received by him in cash but, instead, is applied to the purchase of additional shares for his account.

        A participant will not realize any taxable income when he receives certificates for full shares credited to his account under the plan, either upon his request for certificates for full shares or upon withdrawal from or termination of the plan. However, a participant who receives, upon withdrawal from or termination of the plan, a cash adjustment for a fraction of a share credited to his account will realize a gain or loss with respect to such fraction. Gain or loss will also be realized by the participant when full shares are sold, either pursuant to the participant's request when he withdraws from the plan or by the participant himself after withdrawal from the plan. The amount of such gain or loss will be the difference between the net amount which the participant receives for his shares or fraction of a share, and his tax basis therefor. Such gain or loss will be capital gain or loss if the shares or fraction of shares constitute capital assets in the hands of the participant. Under current law, long-term capital gain is included with the participant's other income for federal income tax purposes, but is subject to a maximum federal income tax rate of 20% for individuals and 35% for corporations.

        In order to determine the tax basis for shares or any fraction of a share credited to a participant's account under the plan and for other tax consequences, the participant should consult his tax adviser.

        29.  WHAT IS THE RESPONSIBILITY OF THE SHAREHOLDERS' AGENT UNDER THE
             PLAN?

        The Bank of New York, which has had no responsibility with respect to the preparation and contents of this prospectus, or the registration statement of which this prospectus is a part, will act as agent for the shareholders under the plan. In performing its duties under the plan, The Bank of New York shall not be liable for any acts done in good faith, or for any good faith omission to act, any claims of liability arising out of failure to terminate any participant's account upon such participant's death prior to receipt of notice in writing of such death and with respect to the prices at which shares are purchased for the participant's account and the times such purchases are made.

        30. WHAT PROVISION IS MADE FOR FOREIGN SHAREHOLDERS WHOSE DIVIDENDS ARE SUBJECT TO INCOME TAX WITHHOLDING?

        In the case of those foreign shareholders whose dividends are subject to United States income tax withholding, The Bank of New York will apply the net amount of the dividends of such participants, after the deduction of taxes, to the purchase of common stock. If such foreign participants desire to invest the full amount of their dividends, they may tender cash payments to The Bank of New York equal to the amount of tax withheld. The minimum cash payment requirement of $25 will be waived to accommodate all payments, regardless of size, made by foreign participants on the dividend payment date if received by The Bank of New York in sufficient time for processing prior to that date.

        31.  MAY THE PLAN BE CHANGED OR DISCONTINUED?

        The plan may be amended by Providence Energy at any time by mailing written notice at least 30 days prior to the effective date of the notice to each participant, except when necessary or appropriate to comply with law or the rules or policies of the SEC or other regulatory authority. The amendment shall be deemed to be accepted by the participant unless, prior to the effective date of the notice, The Bank of New York receives written notice of the termination of a participant's account. Amendment of the plan may include an appointment by The Bank of New York in its place of a successor-agent under these terms and conditions. In the event that The Bank of New York appoints a successor-agent, Providence Energy is authorized to pay to such successor-agent, for the account of the participant, all dividends and distributions paid on the common stock of Providence Energy and held by The Bank of New York for the account of the participant, for application by such successor-agent as provided in these terms and conditions.

        Providence Energy may discontinue the plan and The Bank of New York may terminate the participant's account by notice in writing mailed to the participant.

        32. WHO BEARS THE RISK OF MARKET PRICE FLUCTUATIONS IN THE CORPORATION'S COMMON STOCK?

        A participant's investment in shares held in his plan account is no different than his investment in directly-held shares. He bears the risk of loss and the benefits of gain from market price changes with respect to all of his shares. Neither Providence Energy nor The Bank of New York can guarantee that shares purchased under the plan will be worth their purchase price or more or less than their purchase price at any given time.

        33.  WHERE SHOULD CORRESPONDENCE REGARDING THE PLAN BE DIRECTED?

        All correspondence concerning the plan should be addressed to:

                The Bank of New York
                Church Street Station
                P.O. Box 11002
                New York, NY  10288-1002

        Be  sure  to  mention   Providence   Energy   Corporation  in  all  such
correspondence.

        34.  WHAT HAS BEEN THE LEVEL OF PARTICIPATION IN THE PLAN?

        As of June 30, 1999, approximately 2,190 shareholders, or approximately 43.8% of the total number of shareholders, had joined the plan. As of the same date, approximately 1,644,373 shares of common stock had been issued under the plan, representing approximately 27.3% of total shares outstanding.

                                 USE OF PROCEEDS

        Providence Energy does not know and is unable to predict the number or the prices at which shares of common stock will be purchased under the plan. When the shares are purchased from Providence Energy under the plan, Providence Energy intends to add the proceeds of such sales to the general funds of Providence Energy to be available for general corporate purposes, including capital expenditures by and working capital requirements of several of Providence Energy's subsidiaries.

                                  LEGAL OPINION

        The validity of the  securities  offered hereby has been passed upon for
Providence  Energy  by  Hinckley,   Allen  &  Snyder  LLP,  1500  Fleet  Center,
Providence, Rhode Island 02903.


                                     EXPERTS

        The consolidated financial statements and schedules of Providence Energy Corporation and subsidiaries included in the Annual Report on Form 10-K for the year ended September 30, 1998, incorporated by reference in this prospectus, have been examined by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

        Section 1.1-4.1 of the Rhode Island Business Corporation Act provides, under certain circumstances, for indemnity of officers and directors of Providence Energy.

        Providence Energy's Articles of Incorporation and By-laws contain provisions relating to indemnification of directors and officers as permitted by and consistent with Section 1.1-4.1.

        Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to directors, officers or persons controlling Providence Energy pursuant to the foregoing provisions, Providence Energy has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

        Registration Fee..............................................$4,065.75
        *Printing.....................................................$4,000.00
        *Accounting...................................................$5,000.00
        *Legal  ......................................................$4,000.00
        *Mailing and Miscellaneous...................................    434.25
        *Total expenses..............................................$17,500.00

- -------------------
*Estimated


Item 15.  Indemnification of Directors and Officers

        For information with respect to the indemnification of directors and officers of the registrant, reference is made to Item 15 of Registration Statement No. 33-24125 on Form S-2, incorporated herein by this reference.

Item 16.  List of Exhibits

        The exhibits, which are immediately preceded by an index thereof, are filed as part of this Registration Statement after the signature pages hereto.

Item 17.  Undertakings

        The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of l933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of l934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of l933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on the 2nd day of August, 1999.

                                         Providence Energy Corporation


                                         By: s/ James H. Dodge
                                             James H. Dodge, Chairman, President
                                             and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of l933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                 Title                                   Date



s/ James H. Dodge         Chairman, President and                 August 2, 1999
James H. Dodge            Chief Executive Officer
                          (Principal Executive Officer)


s/ Kenneth W. Hogan       Chief Financial Officer and             August 2, 1999
Kenneth W. Hogan          Treasurer (Principal
                            Financial and Accounting
                                    Officer)


         *                Director                                August 2, 1999
- ---------------------
Douglas H. Johnson


         *                Director                                August 2, 1999
- ---------------------
Gilbert R. Bodell, Jr.


         *                Director                                August 2, 1999
- ---------------------
William Kreykes


         *                Director                                August 2, 1999
- ---------------------
Paul F. Levy


         *                Director                                August 2, 1999
- ---------------------
John H. Howland


         *                Director                                August 2, 1999
- ---------------------
Romola A. Marsella


         *                Director                                August 2, 1999
- ---------------------
Kenneth W. Washburn


         *                Director                                August 2, 1999
- ---------------------
M. Anne Szostak


s/ Susann G. Mark         Director                                August 2, 1999
- ---------------------
W. Edward Wood


*
- ---------------------
Susann G. Mark,
Attorney-In-Fact

                                  EXHIBIT INDEX


Exhibit No.                       Exhibit

3.1 Articles of Incorporation, as amended (incorporated by reference to Exhibit 4(e) to the Registration Statement of the Registrant on Form S-2 (Registration No.
                                  33-24125))

3.2 Bylaws (incorporated by reference to Exhibit C to the Proxy Statement/Prospectus forming a part of the Registrant's Registration Statement on Form S-14 (Registration No. 2-69473), as amended at the annual meetings of the shareholders held January 14, 1985 and January 14, 1991, the text of such amendments being set forth in each case as Exhibit A to the proxy statement for such annual meeting, heretofore filed with the Securities and Exchange Commission and being incorporated herein by this reference)

4.1 Stock Rights Agreement (Filed as Exhibit 4.1 to the report of the Registrant on Form 8-K File No. 001-10632 dated July 29, 1998, incorporated herein by this reference

5                                 Opinion of Hinckley, Allen & Snyder LLP

23.1                              Consent of  Arthur Andersen LLP, Independent
                                  Accountants.

23.2 Consent of Counsel is contained in Exhibit 5 to this Registration Statement

24.                               Powers of Attorney

                                                                       EXHIBIT 5



                                                                  August 2, 1999



Board of Directors
Providence Energy Corporation
100 Weybosset Street
Providence, RI 02903

     Re:  Automatic Dividend Reinvestment and Cash Stock Purchase Plan

Gentlemen:

        We have acted as counsel to Providence Energy Corporation, a Rhode Island corporation (the "Company"), in connection with the registration of 500,000 shares of common stock, $1.00 par value (the "Shares"), for issuance under the Company's Automatic Dividend Reinvestment and Cash Stock Purchase Plan pursuant to a Registration Statement on Form S-3 (the "Registration Statement") to which this opinion is an exhibit.

        As such counsel, we have relied upon the facts set forth in the Registration Statement, and we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such certificates, records, and other documents as we have deemed necessary for the purpose of this opinion. As to questions of fact, material to such opinion, we have, when relevant facts were not independently established by us, relied upon the Company, its officers or certificates of public officials.

        Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized and will, when sold, be legally issued, fully-paid and non-assessable.

        We consent to the filing of this opinion as an Exhibit to the Registration Statement and further consent to the reference made to us under the caption "LEGAL OPINION" in the prospectus constituting part of the Registration Statement. This opinion is rendered to you in connection with the Registration Statement, and except as consented to in the preceding sentence, may not be used or relied upon or furnished to any other person for any reason. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations thereunder.

                                               Yours very truly,

                                               s/ Hinckley, Allen & Snyder LLP

                                               HINCKLEY, ALLEN & SNYDER LLP